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Exhibit 99.1

For Release after 5:30 PM EST

ZEROPLUS.COM SAYS IT WILL SHUT-DOWN ITS OPERATIONS ON A PHASED
BASIS WHILE IT CONTINUES TO SEEK ALTERNATIVES FOR ITS BUSINESS

    GERMANTOWN, MD—(June 5, 2001)—Zeroplus.com, Inc. (NASDAQ: ZPLS) today announced that it will begin a phased shut-down of the company's operations, but will continue to seek alternatives to realize value from its technology assets and its strategic partnerships.

    The Company's President and CEO, Robert A. Veschi, said that all services will be suspended and most employees will be laid off effective immediately while other alternatives are evaluated. "We regret having to take this action," Veschi said. "We have watched as other companies in telecommunications have also had to shut down their operations due to economic and capital market conditions. Too often, this has been done without any attempt to salvage the value of the company's assets. We are not certain that we will succeed with our own efforts, but we do have that goal and we will pursue it vigorously," he said.

    This announcement follows Zeroplus' previous announcements that it was seeking to additional capital to keep the company operating at full force. "Investor capital is very scarce," Veschi said. "We have pursued many paths tirelessly over the past few months, but thus far to no avail. We will minimize expenditures as we continue to seek ways to realize value for our business," he said.

    Despite extensive efforts by the Company and its management to rebuild stockholder value and ensure a viable future for the business, the Company has not been able to identify and secure a suitable source of immediate funds, a strategic alliance partner or other arrangement pursuant to which the Company could continue to operate as a going concern or realize going concern value for its assets. Accordingly, there cannot be any assurance that the Company will be able to secure sources of capital, or enter into strategic alliances or other arrangements pursuant to which the Company will be able to continue to operate as a going concern or realize going concern value for its assets. In light of this, the Company is also evaluating whether to pursue an out of court work-out with its creditors or relief under Federal bankruptcy laws.

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On April 4, ZeroPlus was informed by Nasdaq that the Company's common stock had failed to maintain a minimum bid price of $1.00 for 30 consecutive days as required under The Nasdaq SmallCap Market rules. The Company has until July 3, 2001 to regain compliance with this Rule. If the Company is unable to demonstrate that it has regained compliance with the Rule by maintaining a minimum bid price of the Company's common stock at or above $1.00 for 10 consecutive trading days on or before July 3, 2001, Nasdaq will provide the Company with written notification that its securities will be delisted. The Company may appeal the delisting decision to a Nasdaq Listing Qualifications Panel.

Certain statements made in this news release that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among other things, lack of additional needed financing in the future or the failure to enter into strategic alliances or other arrangements. For additional information regarding these and other risks and uncertainties associated with the Company's business, reference is made to the Company's reports filed from time to time with the Securities and Exchange Commission.

ZeroPlus Media & Investor Contact:

Doug Poretz	703-744-7810
Qorvis Communications	dporetz@qorvis.com

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ZEROPLUS.COM SAYS IT WILL SHUT-DOWN ITS OPERATIONS ON A PHASED BASIS WHILE IT CONTINUES TO SEEK ALTERNATIVES FOR ITS BUSINESS